Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 25, 2008, in the Registration Statement on Form S-1 and related Prospectus of Argyle Security, Inc. for the registration of 1,485,000 shares of its common stock.

/s/ Ernst & Young LLP

San Antonio, Texas

May 29, 2008